UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Crescent Financial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Crescent Financial Bancshares, Inc. (the “Company”) held a Special Meeting of Stockholders on March 7, 2013. At the meeting, the Stockholders cast their votes as set forth below.

Proposal 1:	The proposal to approve and adopt the Agreement and Plan of Merger entered into by ECB Bancorp, Inc. and the Company, dated as of September 25, 2012.

As disclosed in the Company's proxy statement, this proposal required the affirmative vote of a majority of the total votes cast at the special meeting for approval. This proposal was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
34,179,560	13,126	3,686	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Financial Bancshares, Inc.

Date: March 8, 2013	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer